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                                                                      EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Getty Realty Corp. on Form S-8 (Registration Nos. 33-22653, 33-64746 and 333-23373) of our reports dated March 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Getty Realty Corp. and Subsidiaries as of January 31, 1998 and 1997 and for each of the three years in the period ended January 31, 1998 which reports have been included or incorporated by reference in this Annual Report on Form 10-K.







Coopers & Lybrand L.L.P.
New York, New York
March 12, 1998